Exhibit (q)

ALPS SERIES TRUST

POWER OF ATTORNEY

I, the undersigned Trustee of the ALPS Series Trust, hereby appoint Lucas Foss, Camilla Nwokonko, and Jill McFate, effective immediately, Attorneys-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities: any Registration Statements on Form N-1A; all Pre-Effective Amendments to said Registration Statements; all subsequent Post-Effective Amendments to said Registration Statements; any supplements or other instruments in connection therewith; and generally to do all such things in my name and behalf in connection therewith as said Attorney-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any rules, regulations or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of said Registration Statements, as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below, will remain in effect until revoked or revised, and is intended to supersede any and all prior Power of Attorneys executed with respect to the subject matters described herein.

WITNESS my hand on this 21st day of November 2024.

/s/ Ward D. Armstrong
Ward D. Armstrong
Trustee

/s/ J. Wayne Hutchens
J. Wayne Hutchens
Trustee

/s/ Merrillyn J. Kosier
Merrillyn J. Kosier
Trustee

/s/ Patrick Seese
Patrick Seese
Trustee